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                                                              Exhibit 99.906CERT

       We, Al Steele, President, Chief Executive Officer and Principal Executive Officer, and Denis Taillieu, Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer of SA Funds - Investment Trust (the "registrant"), certify that:

       1. The report on Form N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


By:    /s/ Al Steele
       ------------------------
       Al Steele
       President, Chief Executive Officer and Principal Executive Officer

Date:  August 31, 2005
       ------------------------


By:    /s/ Denis Taillieu
       ------------------------
       Denis Taillieu
       Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer

Date:  August 29, 2005
       ------------------------